Exhibit 99.3

                             Joint Filing Agreement

       We, the undersigned, agree that the attached Schedule 13D/A (Amendment No. 19) relating to the common stock of Pure World, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to the statement on
Schedule 13D to which this Amendment No. 19 relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: June 7, 2005

ESTATE OF NATALIE I. KOETHER                 PAUL O. KOETHER, IRA


By: /s/  Paul O. Koether                     By:    /s/  Paul O. Koether
   -------------------------------------        --------------------------------
    Name: Paul O. Koether                           Name:  Paul O. Koether
    Title: Executor

MARITAL TRUST U/W/O NATALIE I.               RESIDUARY TRUST U/W/O NATALIE
KOETHER                                      I. KOETHER


By: /s/  Paul O. Koether                     By:    /s/  Paul O. Koether
   -------------------------------------        --------------------------------
    Name:  Paul O. Koether                          Name:  Paul O. Koether
    Title:  Trustee                                 Title:  Trustee

EMERALD PARTNERS


By: /s/ Paul O. Koether                             /s/ Paul O. Koether
   -------------------------------------        --------------------------------
    Name:  Paul O. Koether                          Name:  Paul O. Koether
    Title:  General Partner